UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2021

GrandSouth Bancorporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-31937	57-1104394
(Commission File Number)	(IRS Employer Identification No.)

381 Halton Road, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 770-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Board of Directors of GrandSouth Bancorporation (the “Company”), has approved the extension of the duration of the Company’s previously announced common stock repurchase program (the “Repurchase Program”) through December 31, 2021. The Repurchase Program was previously set to expire on June 30, 2021.

The Repurchase Program allows for the repurchase of up to 250,000 shares of the Company’s common stock, which represented approximately 4.7% of the Company’s outstanding shares as of December 31, 2020. Approximately 210,446 shares have been repurchased under the Repurchase Program to date, leaving a balance of 39,554 shares that may be purchased under the Repurchase Program, as extended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDSOUTH BANCORPORATION

Dated: June 29, 2021	By:	/s/ John B. Garrett
	Name:	John B. Garrett
	Title:	Chief Financial Officer